Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the proposed merger of Yahoo! and Inktomi, using the purchase method of accounting, and Inktomi’s divestiture of its Enterprise Search business and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.  These pro forma statements were prepared as if these transactions had been completed as of January 1, 2001 for statements of operations purposes and as of September 30, 2002 for balance sheet purposes.

                The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had these transactions occurred on January 1, 2001 for statements of operations purposes and as of September 30, 2002 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Inktomi. The final allocation of the purchase price will be determined after the completion of the merger and will be based upon actual net tangible and intangible assets acquired and liabilities assumed.  The preliminary purchase price allocation for Inktomi is subject to revision as more detailed analysis is completed and additional information on the fair values of Inktomi’s assets and liabilities becomes available. Any change in the fair value of the net assets of Inktomi will change the amount of the purchase price allocable to goodwill. Additionally, changes in Inktomi’s working capital, including the results of operations from September 30, 2002 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

                These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Yahoo! and Inktomi and should be read in conjunction with the historical consolidated financial statements of Yahoo! and Inktomi and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the reports and other information Yahoo! and Inktomi have on file with the SEC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2002

(In thousands)

	Historical		Pro Forma
	Yahoo!	Inktomi	Inktomi Divestiture (a)	Merger Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$319,319	$17,292	$20,000	$(269,800	)(b)	$86,811
Short-term investments in marketable securities	456,371	28,115	-	-		484,486
Accounts receivable, net	103,573	10,864	(2,754)	-		111,683
Prepaid expenses and other current assets	57,271	5,533	(297)	-		62,507
Total current assets	936,534	61,804	16,949	(269,800)		745,487

Long-term investments in marketable securities	659,903	331	-	-		660,234
Property and equipment, net	381,816	62,536	(378)	-		443,974
Goodwill	453,716	8,207	(8,207)	168,209	(c)	621,925
Intangible assets, net	102,366	1,821	(1,821)	52,300	(c)	154,666
Other assets	161,971	10,517	(394)	-		172,094
Total assets	$2,696,306	$145,216	$6,149	$(49,291)		$2,798,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,151	$10,021	$-	$-		$23,172
Accrued expenses and other current liabilities	262,884	61,393	-	17,325	(d)	341,602
Deferred revenue	144,351	26,767	(4,588)	(14,145	)(e)	152,385
Total current liabilities	420,386	98,181	(4,588)	3,180		517,159

Other liabilities	89,694	401	-	-		90,095
Minority interests in consolidated subsidiaries	30,571	-	-	-		30,571

Stockholders’ equity:
Common stock	606	162	-	(162	)(f)	606
Additional paid-in capital	2,367,784	950,563	-	(945,663	)(f)	2,372,684
Treasury stock	(159,988)	-	-	-		(159,988)
Retained earnings (accumulated deficit)	(53,702)	(902,815)	10,737	892,078	(f)	(53,702)
Accumulated other comprehensive income (loss)	955	(1,276)	-	1,276	(f)	955
Total stockholders’ equity	2,155,655	46,634	10,737	(52,471	)(f)	2,160,555

Total liabilities and stockholders’ equity	$2,696,306	$145,216	$6,149		$(49,291)	$2,798,380

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(In thousands, except per share amounts)

	Historical		Pro Forma
			Inktomi	Merger
	Yahoo!	Inktomi	Divestiture (a)	Adjustments		Combined

Net revenues (1)	$667,280	$73,721	$(16,484)	$(394	)(g)	$724,123

Costs and expenses:
Cost of revenues	120,562	19,565	(1,735)	-		138,392
Sales and marketing	315,247	48,035	(12,283)	-		350,999
Product development	105,296	37,175	(6,192)	-		136,279
General and administrative	78,067	9,793	(91)	-		87,769
Amortization of intangibles	15,288	33,497	(32,768)	9,441	(h)	25,458
Restructuring costs	-	97,143	(329)	-		96,814
Impairment of goodwill and other intangibles	-	200,865	(192,425)	-		8,440
Impairment of property, plant and equipment	-	101,682	-	-		101,682
Total operating expenses	634,460	547,755	(245,823)	9,441		945,833

Income (loss) from operations	32,820	(474,034)	229,339	(9,835)		(221,710)

Other income, net	71,432	3,240	-	(9,510	)(b)	65,162
Minority interests in operations of consolidated subsidiaries
	(565)	-	-	-		(565)

Income (loss) before income taxes	103,687	(470,794)	229,339	(19,345)		(157,113)

Provision (benefit) for income taxes	42,961	560	-	(40,796	)(i)	2,725

Net income (loss) from continuing operations (2)/(3)	$60,726	$(471,354)	$229,339	$21,451		$(159,838)

Net income (loss) per share from continuing operations - basic (2)
	$0.10	$(3.30)				$(0.27)

Net income (loss) per share from continuing operations - diluted (2)
	$0.10	$(3.30)				$(0.27)

Shares used in per share calculation - basic	594,120	142,693				594,120
Shares used in per share calculation - diluted	610,899	142,693				594,120

(1) Net revenues for Inktomi and Inktomi Divestiture for the three-months ended December 31, 2001 of $38,984 and $5,934, respectively, were subtracted from Inktomi and Inktomi Divestiture net revenues for the fiscal year ended September 30, 2002 of $112,705 and $22,418, respectively.

(2) Net income (loss) from continuing operations for Yahoo! is presented before cumulative effect of accounting change.

(3) Net income (loss) for Inktomi and Inktomi Divestiture for the three-months ended December 31, 2001 of ($29,441) and $(15,568), respectively, were subtracted from Inktomi and Inktomi Divestiture net income (loss) for the fiscal year ended September 30, 2002 of ($500,795) and $(244,907), respectively.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(In thousands, except per share amounts)

	Historical		Pro Forma
			Inktomi	Merger
	Yahoo!	Inktomi	Divestiture (a)	Adjustments		Combined

Net revenues	$717,422	$198,562	$(26,036)	$(869	)(g)	$889,079

Costs and expenses:
Cost of revenues	157,001	49,177	(2,650)	-		203,528
Sales and marketing	386,944	139,069	(11,197)	-		514,816
Product development	126,090	77,925	(2,862)	-		201,153
General and administrative	79,351	24,581	-	-		103,932
Amortization of intangibles	64,085	70,426	(64,681)	7,815	(h)	77,645
Restructuring costs	57,471	11,627	(155)	-		68,943
Acquisition-related costs	4,750	19,927	-	-		24,677
Impairment of goodwill and other intangibles	-	44,915	-	-		44,915
Impairment of property, plant and equipment	-	904	-	-		904
Total costs and expenses	875,692	438,551	(81,545)	7,815		1,240,513

Loss from operations	(158,270)	(239,989)	55,509	(8,684)		(351,434)

Other income (loss), net	77,138	(55,555)	-	(15,756	)(b)	5,827
Minority interests in operations of consolidated subsidiaries
	(693)	-	-	-		(693)

Loss before income taxes	(81,825)	(295,544)	55,509	(24,440)		(346,300)

Provision (benefit) for income taxes	10,963	938	-	(2,571	)(i)	9,330

Net loss	$(92,788)	$(296,482)	$55,509	$(21,869)		$(355,630)

Net loss per share - basic	$(0.16)	$(2.36)				$(0.62)
Net loss per share - diluted	$(0.16)	$(2.36)				$(0.62)

Shares used in per share calculation - basic	569,724	125,608				569,724
Shares used in per share calculation - diluted	569,724	125,608				569,724

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

1. Basis of Pro Forma Presentation

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                On December 22, 2002, Yahoo! and Inktomi entered into a definitive agreement whereby Yahoo! will acquire Inktomi for a purchase price of $1.65 per share in cash for each share of Inktomi common stock outstanding upon the effective date of the merger. Each outstanding option to purchase shares of Inktomi common stock will be assumed using an exchange ratio based on the ten day trading average of Yahoo! common stock immediately preceding and excluding the effective date on which the merger closes using a $1.65 value. Based upon the current number of shares of Inktomi common stock and options outstanding, Yahoo! would make a cash payment of approximately $269.8 million and issue options to purchase approximately 900,000 shares of Yahoo! common stock. The actual amount of cash to be paid and Yahoo! options to be issued will be determined on the effective date of the merger based on the number of shares of Inktomi common stock and options actually outstanding on such date and the exchange ratio.  Yahoo! will account for the merger under the purchase method of accounting.

                The unaudited pro forma condensed combined balance sheet at September 30, 2002 is presented to give effect to the proposed merger of Yahoo! and Inktomi and Inktomi’s divestiture of its Enterprise Search business as if the transactions had been consummated on that date. The unaudited pro forma combined condensed statements of operations of Yahoo! and Inktomi and Inktomi’s divestiture of its Enterprise Search business for the year ended December 31, 2001 and the nine-months ended September 30, 2002 are presented as if the transactions had been consummated on January 1, 2001 and, due to different fiscal period ends, combines the historical results of Yahoo! for the year ended December 31, 2001 and the nine-months ended September 30, 2002, and the historical results of Inktomi and Inktomi’s divestiture of its Enterprise Search business for the year ended September 30, 2001 and the nine-months ended September 30, 2002, respectively. Financial information for Inktomi and Inktomi’s divestiture of its Enterprise Search business for the nine-months ended September 30, 2002 was derived by subtracting Inktomi’s financial information for the three-months ended December 31, 2001 from the respective financial information for the fiscal year ended September 30, 2002.

                The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $279.5 million.  The preliminary cash payment was determined based on the current number of outstanding shares of Inktomi common stock.  The preliminary fair value of Yahoo! options to be issued was determined using the Black-Scholes model and the current number of outstanding Inktomi options.  The following assumptions were used to perform the calculations: expected life of 36 months, risk-free interest rate of 3.1%, expected volatility of 77% and no expected dividend yield.  As the actual amount of cash to be paid and Yahoo! options to be issued will be determined on the effective date of the merger based on the number of shares of Inktomi common stock and options actually outstanding on such date and the exchange ratio, the final amount of cash to be paid and Yahoo! options to be issued will not be determined until that date.  The estimated total purchase price of the proposed Inktomi merger is as follows (in thousands):

Cash	$269,800
Fair value of Yahoo! options to be issued	6,400
Estimated direct merger costs	3,310
Total estimated purchase price	$279,510

    The final purchase price is dependent on the actual amount of cash to be paid, the actual number of options assumed and actual direct merger costs.  The final purchase price will be determined upon completion of the merger.  Under the purchase method of accounting, the total estimated purchase price is allocated to Inktomi’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger.  Based upon the estimated purchase price and the preliminary independent valuation, the preliminary purchase price allocation, which is subject to change based on Yahoo!’s final analysis, is as follows (in thousands):

Tangible assets acquired	$151,365
Amortizable intangible assets:
Customer contracts	26,000
Developed technology	26,300
Goodwill	168,209
Total assets acquired	371,874

Liabilities assumed	(93,864)
Deferred compensation	1,500

Net assets acquired	$279,510

                A preliminary estimate of $52.3 million has been allocated to amortizable intangible assets consisting of customer contracts and developed technology with useful lives not exceeding five years.

A preliminary estimate of $168.2 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Inktomi is subject to revision as more detailed analysis is completed and additional information on the fair values of Inktomi’s assets and liabilities becomes available. Any change in the fair value of the net assets of Inktomi will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2. Pro Forma Adjustments

                Certain reclassifications have been made to conform Inktomi’s historical amounts to Yahoo!’s financial statement presentation.

                The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the merger was completed on September 30, 2002 for balance sheet purposes and as of January 1, 2001 for statements of operations purposes and reflect the following pro forma adjustments:

(a) To reflect Inktomi’s divestiture of its Enterprise Search business to Verity, Inc. which was completed on December 17, 2002.

(b) To reflect the estimated cash payment for the proposed merger of $1.65 per outstanding Inktomi share and resulting decrease in interest income.

(c) To establish amortizable intangible assets and non-amortizable goodwill resulting from the proposed merger.

(d) To record estimated direct merger costs of approximately $3.3 million and restructuring charges of approximately $7.3 million to be incurred by Yahoo! and $6.7 million of estimated merger costs to be incurred by Inktomi directly related to the proposed acquisition by Yahoo!. Actual amounts could differ significantly upon close.

(e) To adjust Inktomi deferred revenue to estimated fair value.

(f) To eliminate the historical stockholders’ equity of Inktomi and record the estimated fair value of Yahoo! options to be issued in the proposed merger.

(g) To eliminate Yahoo! revenues from Inktomi, for which the related costs are eliminated through inclusion within the sales and marketing caption in the Inktomi Divestiture adjustments.

(h) To eliminate the amortization of Inktomi historical goodwill and intangibles and reflect amortization of the amortizable intangible assets and deferred compensation resulting from the proposed merger.  The weighted average life of amortizable intangible assets approximates 4 years and the remaining vesting period of unvested employee stock options approximates 3.5 years.

(i) To adjust the provision (benefit) for taxes to reflect the impact of Inktomi’s net loss and the pro forma adjustments.

3. Pro Forma Combined Net Income (Loss) Per Share

                Shares used to calculate unaudited pro forma combined net income (loss) per basic and diluted share were computed using Yahoo!’s weighted average shares outstanding during the respective periods.